                                                               Exhibit (12)

               COMPASS BANCSHARES, INC. AND SUBSIDIARIES
                   Ratio of Earnings to Fixed Charges
                           (in Thousands)
                             (Unaudited)

                                                  Six Months Ended
                                                       June 30
                                             --------------------------
                                               1998             1997
                                             ----------      ----------
Pretax income                                 $ 132,720       $ 122,248
Add fixed charges:
  Interest on deposits                          185,152         179,776
  Interest on borrowings                         68,522          55,486
  Portion of rental expense
   representing interest expense                  2,745           2,488
                                             ----------      ----------
      Total fixed charges                       256,419         237,750
                                             ----------      ----------
    Income before fixed charges               $ 389,139       $ 359,998
                                             ==========      ==========

Pretax income                                 $ 132,720       $ 122,248
Add fixed charges (excluding
 interest on deposits):
  Interest on borrowings                         68,522          55,486
  Portion of rental expense
   representing interest expense                  2,745           2,488
                                             ----------      ----------
      Total fixed charges                        71,267          57,974
                                             ----------      ----------
    Income before fixed charges
     (excluding interest on deposits)         $ 203,987       $ 180,222
                                             ==========      ==========

RATIO OF EARNINGS TO FIXED CHARGES:
  Including interest on deposits                  1.52x           1.51x
  Excluding interest on deposits                  2.86x           3.11x

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